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                                                                     EXHIBIT 5.1


                                  June 18, 2001


IDT Corporation
520 Broad Street
Newark, New Jersey 07102

         Re:    IDT Corporation--Registration Statement on Form S-8

Ladies and Gentlemen:

         I am the Secretary and General Counsel of IDT Corporation (the "Company"), and as such I have been asked to render the following opinion in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 500,000 shares of the Company's common stock, par value $.01 (the "Common Stock"), and an aggregate of 10,853,500 shares of the Company's Class B common stock, par value $.01 (the "Class B Common Stock"), (i) 500,000 shares of Common Stock and 500,000 shares of Class B Common Stock of which are issuable upon exercise of stock options granted pursuant to the Stock Option Agreements, dated as of March 1, 1999, between the Company and each of the optionees listed in note (9) to the "Calculation of Registration Fee" table in the Registration Statement, (ii) 6,600,000 shares of Class B Common Stock of which are issuable under the Company's 1996 Stock Option and Incentive Plan, as Amended and Restated (the "Plan") and (iii) 3,753,500 shares of Class B Common Stock of which are issuable upon exercise of stock options granted pursuant to the Stock Option Agreements between the Company and each of the optionees listed in note (7) to the "Calculation of Registration Fee" table in the Registration Statement (collectively with the Stock Option Agreements referred to in clause
(i) above, the "Option Agreements").

         As your counsel in connection with the Registration Statement, I have examined the Option Agreements and the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of the shares of Class B Common Stock under the Plan and such other documents as I have deemed necessary to render this opinion.

         Based upon the foregoing, it is my opinion that the shares of Common Stock and Class B Common Stock to be offered pursuant to the Registration Statement, when issued and outstanding pursuant to the terms of the Plan or Option Agreements, as applicable, will be validly issued, fully paid and nonassessable shares.

         I hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                              /s/ Joyce J. Mason
                                                  -----------------------------
                                                  Joyce J. Mason
                                                  Secretary and General Counsel